Calculation of Filing Fee Tables
Form S-8
(Form Type)
View, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Class A common stock, $0.0001 par value	457(h)	5,000,000(2)	$10.00	$50,000,000.00	.00011020	$5,510.00
	Equity	Class A common stock, $0.0001 par value	457(c)	21,958,268(3)	$1.38	$30,302,409.84	.00011020	$3,339.33
	Equity	Class A common stock, $0.0001 par value	457(h)	25,000,000(4)	$10.00	$250,000,000.00	.00011020	$27,550.00

		Total Offering Amounts		51,958,268		$330,302,409.84	.00011020	$36,399.33
		Total Fees Offsets						$14,082.12
		Net Fee Due						$22,317.21
(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement (this “Registration Statement”) shall also cover an indeterminate number of additional shares of Class A common stock (“Class A Common Stock”), par value $0.0001 per share, of View, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and 2021 Chief Executive Officer Incentive Plan (the “2021 CEO Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)    Represents shares of Class A Common Stock issuable upon exercise of outstanding options to purchase common stock under the 2021 Plan.
(3)     Represents shares of Class A Common Stock available for future issuance under the 2021 Plan.
(4)     Represents shares of Class A Common Stock issuable upon exercise of outstanding options to purchase common stock under the 2021 CEO Plan.

Table 2: Fee Offset Claims and Sources
Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	View, Inc.	S-1	333-255103(1)	4/7/2021		$14,082.12	Equity	Common Stock	86,353,125	$750,441,560.50
	View, Inc.	S-1	333-255103(1)	4/7/2021		$14,082.12	Equity	Warrants to purchase Common Stock	366,666	$652,665.48

Fee Offset Sources	View, Inc.	S-1	333-255103(1)		4/7/2021						$14,082.12
(1)    On April 7, 2021, the Registrant filed a Registration Statement on Form S-1 (File No. 333-255103) (the “Prior S-1”) and paid a registration fee of $81,944.40. The Prior S-1 has been withdrawn by the Registrant, effective as of March 2, 2022. The Prior S-1 was not declared effective, and no securities were sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the registration fee for this Registration Statement against the fees previously paid in connection with the Prior S-1.